UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 22, 2010

FIRST GUARANTY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Louisiana	000-52748	26-0513559
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 East Thomas Street, Hammond, Louisiana		70401
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:                                                                                     (985) 345-7685

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2010, First Guaranty Bancshares, Inc. (“First Guaranty Bancshares”), its wholly owned subsidiary, First Guaranty Bank, and First Guaranty Merger Subsidiary, Inc. (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Greensburg Bancshares, Inc. (“Greensburg Bancshares”) and its wholly-owned subsidiary, Bank of Greensburg (“Greensburg”).

Merger Agreement

The Merger Agreement provides for the acquisition of Greensburg Bancshares in a merger (the “Merger”).  At the effective time of the Merger, each share of common stock of Greensburg Bancshares (other than shares owned by Greensburg Bancshares and First Guaranty Bancshares), at the election of the holder thereof, will be converted into the right to receive either 13.26 shares of common stock of First Guaranty Bancshares,  $247 in cash, or a combination of cash and common stock of First Guaranty Bancshares (the "Merger Consideration").  The final structure of the Merger will depend upon the election by Greensburg Bancshares of the form of the Merger Consideration.

The Merger is subject to the approval by the stockholders of Greensburg Bancshares by such vote as is required under its articles of incorporation and Louisiana Business Corporation Law, and other customary closing conditions.  The Merger Agreement contains customary representations, warranties and covenants of First Guaranty Bancshares, First Guaranty Bank, Merger Subsidiary, Greensburg Bancshares and Greensburg.

Greensburg Bancshares and Greensburg have generally agreed not to solicit proposals relating to, or enter into discussions concerning, alternative mergers, consolidations, acquisitions or other business combination transactions.

The Merger Agreement contains certain termination rights for both First Guaranty Bancshares and Greensburg Bancshares.  Upon termination of the Merger Agreement as a result Greensburg Bancshares’ receipt of an acquisition proposal that Greensburg Bancshares’ board of directors reasonably determines to be superior to the Merger from a financial point-of-view of Greensburg Bancshares’ stockholders, Greensburg Bancshares will be required to pay First Guaranty Bancshares a termination fee of $500,000.  Furthermore, First Guaranty Bancshares will have the right to terminate the Merger Agreement and receive a $250,000 termination fee from Greensburg Bancshares in the event Greensburg Bancshares is not a valid S Corporation within the meaning of Sections 1361 and 1362 of the Internal Revenue Code at any time until the closing date of the Merger.  Conversely, First Guaranty Bancshares will be required to pay Greensburg Bancshares a termination of fee of $500,000 if First Guaranty Bancshares decides not to proceed with effectuating the Merger after Greensburg Bancshares has satisfied all of its obligations set forth in the Merger Agreement.

    It is expected that the Merger will be completed following receipt of all regulatory and shareholder approvals.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Cautionary Notice Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K contain forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document.  For example, (1) Greensburg Bancshares may be unable to obtain stockholder approval required for the transaction; (2) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Greensburg Bancshares or First Guaranty Bancshares or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the business of Greensburg Bancshares or First Guaranty Bancshares may suffer as a result of uncertainty surrounding the transaction; and (5) Greensburg Bancshares or First Guaranty Bancshares may be adversely affected by other economic, business, and/or competitive factors.  First Guaranty Bancshares undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Item 8.01                      Other Events.

On October 22, 2010, First Guaranty Bancshares issued a press release announcing the signing of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.                      Description

2.1
Agreement and Plan of Merger by and among First Guaranty Bancshares, Inc., First Guaranty Merger Subsidiary, Inc., First Guaranty Bank, Greensburg Bancshares, Inc., and Bank of Greensburg dated October 22, 2010.

99.1	Press Release dated October 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.

DATE: October 22, 2010	By: /s/ Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description

2.1
Agreement and Plan of Merger by and among First Guaranty Bancshares, Inc., First Guaranty Merger Subsidiary, Inc., First Guaranty Bank, Greensburg Bancshares, Inc., and Bank of Greensburg dated October 22, 2010.

99.1	Press Release dated October 22, 2010.